EXHIBIT 10.1

STOCK PURCHASE AGREEMENT

State of Florida

This Stock Purchase Agreement ("Agreement") is made by and between the following parties:

Chris Carter, an individual, having an address at the following: 319 East 19th Street, Idaho Falls, Idaho 83404, and Carina Carter, an individual, having an address at the following: 319 East 19th Street, Idaho Falls, Idaho 83404 (both individuals collectively or individually, shall be known as "Seller" and shall be signified conjointly as if they make up one party); and

and OBITX, Inc., a corporation, incorporated under the laws of the state of Delaware, hereinafter known as "Buyer" with office at 3027 US Highway 17, Fleming Island, Florida 32003.

The parties shall be individually referred to as "Party" and collectively as the "Parties."

RECITALS

WHEREAS, Seller is the sole stockholder in Mercury, Inc., an Idaho company (the "Corporation"); and,

WHEREAS, Seller desires to sell all stock belonging to Seller, representing 100% of the issued and outstanding stock in the Corporation (the "Stock"); and,

WHEREAS, Buyer would like to purchase 100% of the outstanding and issued Stock of the Corporation; and,

WHEREAS, the Corporation's bylaws permit the sale contemplated herein; and,

WHEREAS, Buyer and Seller have agreed to complete the sale of the Stock through this Agreement and abide by the terms and conditions herein.

1 of 11

AGREEMENT

NOW THEREFORE, in consideration of the promises and covenants contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties do hereby agree as follows:

Article 1 – SALE

Buyer agrees to purchase the Stock of the Corporation for the total sale price which shall be determined on the Closing Date. The Total Sale Price shall be calculated by the closing price of the common stock of Buyer on the open market (OTC Markets: OBTX) the day before closing, multiplied by 750,000 common shares of Buyer, plus $65,000 in cash ("Total Sale Price").

Notwithstanding the foregoing, the limit of strict FIAT money which shall be used as payment of the Total Sale Price shall never exceed $65,000 cash belonging to Buyer. Seller and Buyer may reevaluate the number of Buyer’s shares which shall be delineated for payment of the Total Sales Price under one of the following conditions:

a)	The Total Sale Price fails to meet the expectations of the Seller, which shall be a minimum of $1,500,000 in cash.

b)	To offset of any liabilities of the Corporation that are not associated with an asset, or liabilities which have accrued within 30 days prior to the Closing Date.

This sale leaves Seller with no further rights in the Corporation.

Article 2 – PAYMENT

The Total Sale Price will be paid in one lump sum payment. Notwithstanding the Total Sale Price limits provided for in Article 1, the methods of payment Seller hereby accepts for this transaction are as follows: (i) 750,000 shares of Buyer, and (ii) $65,000 cash from Buyer. Seller may elect to place the stock or the cash acquired from Buyer into the Corporation. Should Seller elect to put cash into the Corporation it shall be treated as a loan under terms mutually agreed upon.

Article 3 – CLOSING

The Total Sale Price will be paid in full by July 31st, 2021 (the "Closing Date"), which may be sooner as mutually agreed upon by both Parties.

On the Closing Date, the parties will meet as follows: The closing will be via mail or electronically through electronic mail (e-mail).

2 of 11

On the Closing Date, the Parties will ensure all required documentation between them is complete, including the Seller delivering to the Buyer, as well as the Buyer delivering to the Seller any and all relevant stock certificates. For any transfer documents required, Seller shall properly execute each document as needed to ensure Buyer acquires full rights in the Corporation’s Stock, and Buyer shall properly execute each document as needed to ensure Seller acquires full rights in the Buyer’s stock which is used for payment of the Total Sale Price.

As a condition to Closing:

(i)	Seller, Chris Carter, shall enter into a mutually agreed upon employment agreement with the Buyer for a minimum of three (3) years.

(ii)

Seller shall ensure the Corporation is free from any and all liabilities or debts owed other than those which are itemized in the table in Exhibit A: Assets and Liabilities and Exhibit F: Assumed Liabilities.

SELLER PERSONALLY GUARANTEES ALL DAMAGES ACCRUED BY BUYER DUE TO LIABILITIES OR DEBTS OWED BY CORPORATION PRIOR TO CLOSING DATE. Attachment A: Personal Guarantee

Article 4 - SELLER REPRESENTATIONS & WARRANTIES

Seller hereby represents and warrants that Seller has good title to the Stock conveyed herein and that the Stock is that of the Corporation, which is a duly organized corporation, and in good standing, under the laws of State of Idaho.

Seller warrants that Seller has no limitations on making such sale, such as any security interest, lien, or encumbrance. Seller is not a party to any contract with regard to any third-party rights in the Stock or voting in the Corporation as a result of the Stock.

Additionally, Seller represents and warrants that there are no restrictions of any kind, including options, stock purchase agreements, or redemption agreements on the Stock.

Seller warrants that it has consulted with legal and investment advisors regarding the sale or waives the right to do so. Seller fully understands the benefits and risks of accepting Buyer’s stock as payment towards the Total Sale Price.

Seller warrants that the Corporation assets consist of the items listed in Exhibit A: Assets and Liabilities of this Agreement.

3 of 11

Seller warrants that the Corporation’s liabilities are as listed in Exhibit A: Assets and Liabilities, and that no other liabilities exist.

Seller warrants that all liabilities other than those explicitly assumed by Buyer, which are identified in Exhibit F: Assumed Liabilities shall be paid in full prior to the Closing Date, The Parties may agree that a reserve of stock used for Buyer’s payment may be held back from the Total Sale Price to allocate towards such liabilities.

Seller warrants that the Corporation and the Seller do not owe any outstanding amounts to the Internal Revenue Service as a result of back taxes or any other penalty and is up to date with all taxes owed to the United States Internal Revenue Service or any other governmental entity, domestic or foreign.

The Seller or other authorized entities will not make any changes to the current staffing structure of the Corporation, including hiring or firing employees, changing employee roles, or changing salary or benefit amounts, prior to the Closing Date.

Seller warrants that there are no employees working for the Corporation, except for employees identified in Exhibit B: Employees/Contractors.

There is no current or pending litigation that the Corporation or Seller is involved in.

Seller warrants that the Corporation is up to date for all payments on required or reasonable insurance policies. Seller warrants that a complete list of all insurance policies is attached hereto in Exhibit C: Insurance Policies.

Seller warrants that the Corporation is not infringing upon any third party's intellectual property. Any trademarks, service marks, trade names, copyrights, or patents used by the Corporation are the legal and exclusive property of the Corporation. Any registered trademarks, service marks, trade names, copyrights, or patents are registered with the appropriate offices of the United States government. There are no infringement claims against the Corporation, as far as the Corporation is currently aware. Seller warrants that a complete list of all intellectual property owned by the Corporation is attached hereto in Exhibit D: Intellectual Property.

Seller warrants that there are no encumbrances of any kind that would prevent Seller from the sale of Shares.

4 of 11

Seller warrants that the sale of the Corporation will not impact any pre-existing creditor.

Seller further represents and warrants that it will take any steps to perfect Buyer's receipt of the Stock, as required.

Article 5 - BUYER REPRESENTATIONS & WARRANTIES

Buyer hereby represents and warrants that the execution of this sale will not put Buyer in default of any contractual relationship to which Buyer is a party and that Buyer will deliver the Total Sale Price as required under this Agreement.

Buyer further represents and warrants that it will take any steps to perfect Seller’s receipt of the payment of Buyer’s stock, as required.

Article 6 – DUE DILIGENCE AND EXPENSES

Each Party is responsible for paying its own costs and expenses in connection with this Agreement. Notwithstanding, Buyer shall compensate for the cost of any audit performed to verify the books and records of the Corporation.

Seller shall comply with Buyer’s due diligence requests for documentation and shall put forth its best efforts to provide every document Buyer requests. The due diligence requests may be made from the date of execution of this Agreement until the Closing Date. All due diligence documents shall be listed and attached in Exhibit E: Due Diligence Documentation.

Upon reasonable agreement by the Parties, the due diligence period may be extended should the Seller need additional time to prepare documentation as requested in Buyer’s Due Diligence Checklist.

Article 7 - DIVIDENDS AND VOTING

Seller shall maintain all voting rights in the Corporation before the Closing Date and any applicable voting rights will transfer to Buyer after the Closing Date. Buyer shall maintain its voting rights before the Closing Date and any applicable voting rights will transfer to Seller after the Closing Date.

5 of 11

Article 8 - NO BROKERAGE

Seller and Buyer each warrant and agree that no fees are due to any third-party as a result of this Agreement, including brokerage fees, finder's fees, commission, or any other payment related to the Parties' transaction.

Article 9 - NO GUARANTEES

With exception to all specific performance requirements provided for herein, Seller does not guarantee any specific performance of the Corporation, including through sales, distributions, or otherwise. Buyer accepts that the sale of this Stock is "as is".

With exception to all specific performance requirements provided for herein, Buyer does not guarantee any specific performance of the Buyer, including through sales, distributions, or otherwise. Seller accepts that the use of Buyer’s stock as a method of payment of the Total Sale Price is "as is".

Article 10 – BUYBACK PROVISION

The Seller, in its sole discretion, shall have the right to buy back the business if after six (6) months and until two (2) years have from the Closing Date, one of the following conditions occur:

EVENT A:	Seller, due to restrictions on Buyer’s stock, has been unable to sell a minimum of $600,000.01 worth of stock obtained from Buyer in this transaction.

EVENT B:	The Buyer has failed to provide $100,000 in working capital to Mercury, Inc., during the initial 12-month period after closing.

Notice of intent to Buyback shall be in writing in the form as Attachment B, Buyback Demand.

Should Event A occur, Buyer maintains the right to purchase $600,000 worth of the stock provided for in this Agreement as payment of the Total Sale Price. This purchase shall revoke Seller’s ability to exercise its buyback right provided herein.

Notwithstanding the foregoing, should Mercury, Inc., require more than $200,000 in funding to remain solvent during the initial 2-year period subsequent to the Closing Date, Buyer may require the Seller to return shares of the Buyer’s stock under this Agreement in the amount equal to $100,000.

6 of 11

Article 11 - GENERAL PROVISIONS

a) LANGUAGE

All communications made pursuant to this Agreement shall be in the English language.

b) ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the Parties regarding the subject matter herein and supersedes any prior agreement, written or oral.

c) JURISDICTION, VENUE & CHOICE OF LAW

The laws of the state of Florida shall be applicable to this Agreement, with the exception of its conflict of law provisions.

d) ASSIGNMENT

This Agreement, or the rights granted hereunder, may not be assigned, sold, leased or otherwise transferred in whole or part by either Party, without the written consent of the other.

e) SEVERABILITY

If any part or sub-part of this Agreement is held invalid or unenforceable by a court of law or competent arbitrator, the remaining parts and sub-parts will be enforced to the maximum extent possible. In such condition, the remainder of this Agreement shall continue in full force.

f) HEADINGS FOR CONVENIENCE ONLY

Headings of parts and sub-parts under this Agreement are for convenience and organization, only. Headings shall not affect the meaning of any provisions of this Agreement.

g) NO AGENCY, PARTNERSHIP OR JOINT VENTURE

No agency, partnership, or joint venture has been created between the Parties as a result of this Agreement. No Party has any authority to bind the other to third parties.

7 of 11

EXECUTION

IN WITNESS WHEREOF, Seller and Buyer have caused this Agreement to be executed on this 24th day of April 2021.

Seller: Chris Carter	Buyer: OBITX, Inc.

Signature:	Signature:

Seller: Carina Carter	By:

Signature:

Exhibits

Exhibit A: Assets and Liabilities

Exhibit B: Employees/Contractors

Exhibit C: Insurance Policies

Exhibit D: Intellectual Property

Exhibit E: Due Diligence Documentation

Exhibit F: Assumed Liabilities

8 of 11

ATTACHMENT A

PERSONAL GUARANTEE

This Personal Guarantee is made by and between the following parties:

Chris Carter, an individual, having an address at the following: 319 East 19th Street, Idaho Falls, Idaho 83404, and Carina Carter, an individual, having an address at the following: 319 East 19th Street, Idaho Falls, Idaho 83404 (both individuals collectively or individually, shall be known as "Seller" and shall be signified conjointly as if they make up one party); and

and OBITX, Inc., a corporation, incorporated under the laws of the state of Delaware, hereinafter known as "Buyer".

The parties shall be individually referred to as "Party" and collectively as the "Parties."

RECITALS

WHEREAS, this Personal Guarantee Agreement is executed in accordance with the Stock Purchase Agreement entered into by Seller;

WHEREAS, this Personal Guarantee shall be construed as a part of the Stock Purchase Agreement, and not as a separate agreement;

WHEREAS, Seller jointly and personally warrants that, as of the Closing Date, the Corporation doesn’t have, nor will have, any outstanding liabilities or debts other than those listed in the Stock Purchase Agreement, except those as mutually agreed upon by the Parties from the date of the Stock Purchase Agreement until Closing;

WHEREAS, Seller jointly and personally warrants that Seller has no equity partners in the Corporation;

WHEREAS, that Seller is the only shareholder of the Corporation and owns 100% of the Corporation.

AGREEMENT

NOW THEREFORE, in consideration of the promises and covenants contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties do hereby agree that Seller, consisting of Chris Carter and Carina Carter, shall be held PERSONALLY LIABLE for all debts and liabilities of the Corporation provided for in Article 4 of the Stock Purchase Agreement, or otherwise, which have been accrued or which shall accrue up to the Closing Date. Seller agrees to be personally liable for debts which arise from any and all agreements Seller entered or enters on behalf of the Corporation where the Corporation’s liability does not become due until after the Closing Date.

9 of 11

EXECUTION

IN WITNESS WHEREOF, Seller and Buyer has caused this Agreement to be executed on this 20th day of April 2021.

Guarantor: Chris Carter	Guarantee: OBITX, Inc.

Signature:	Signature:

Guarantor: Carina Carter	By:

Signature:

10 of 11

ATTACHMENT B

BUYBACK DEMAND

In accordance with Article 10 of the Stock Purchase Agreement, Seller demands a buyback of all of the shares of the Corporation.

This demand is being made for the following reason (please circle):

It has been six (6) months and less than two (2) years have from the Closing Date, and:

(a)	I/We, due to restrictions on your stock, have been unable to sell a minimum of $600,000.01 worth of stock obtained from you in the transaction created by the Stock Purchase Agreement.

(b)	You have failed to provide $100,000 in working capital during the initial 12-month period after closing to Mercury, Inc.

Guarantor: Chris Carter

Signature: _________________________

Guarantor: Carina Carter

Signature: _________________________

Exhibit A: Assets and Liabilities

Exhibit B: Employees/Contractors

Exhibit C: Insurance Policies

Exhibit D: Intellectual Property

Exhibit E: Due Diligence Documentation

11 of 11